AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 8, 2000
                                                   REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            -------------------------

                            GIGA-TRONICS INCORPORATED
             (Exact name of Registrant as Specified in Its Charter)

             CALIFORNIA                                     94-2656341
  (State or Other Jurisdiction of                        (I.R.S. Employer
   Incorporation or Organization)                        Identification No.)

                            -------------------------

                             4650 NORRIS CANYON ROAD
                           SAN RAMON, CALIFORNIA 94583
                                 (925) 328-4650
               (Address, including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

                            -------------------------

                            GIGA-TRONICS INCORPORATED
                             2000 STOCK OPTION PLAN
                              (Full Title of Plan)

                            -------------------------

                              GEORGE H. BRUNS, JR.
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                            GIGA-TRONICS INCORPORATED
                             4650 NORRIS CANYON ROAD
                           SAN RAMON, CALIFORNIA 94583
                                 (925) 328-4650
            (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent for Service)

                            -------------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                                  PROPOSED           PROPOSED
                                                                  MAXIMUM            MAXIMUM
                                              AMOUNT              OFFERING           AGGREGATE         AMOUNT OF
          TITLE OF SECURITIES                  TO BE             PRICE PER           OFFERING         REGISTRATION
           TO BE REGISTERED                REGISTERED(1)          SHARE(2)           PRICE(2)             FEE
-------------------------------------- -------------------- ------------------- ------------------ -----------------
      Common Stock, no par value              700,000              $7.88            $5,516,000         $1,456.24
====================================================================================================================

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers shares issued pursuant to antidilution provisions set forth in the Plan.
(2) Calculated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on September 5, 2000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE


         The following documents, which previously have been filed by the Company with the Securities and Exchange Commission (the "SEC"), are incorporated herein by reference and made a part hereof:

         (a) Registrant's Annual Report on Form 10-K for the fiscal year ended March 25, 2000;

         (b) Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 24, 2000;

         (c) Registrant's Proxy Statement, as filed with the SEC on July 19, 2000; and

         (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the SEC on July 27, 1984, and any amendments or reports filed with the SEC for the purposes of updating such description.

         (e) The description of the Registrant's Preferred Stock Purchase Rights contained in the Registrant's Registration Statement on Form 8-A filed with the SEC on November 9, 1998, and any amendments or reports filed with the SEC for the purposes of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Sections 204 and 317 of the California General Corporation Law and the Registrant's Bylaws contain provisions authorizing the indemnification of corporate directors and officers against certain liabilities and expenses incurred in connection with proceedings involving such persons in their capacities as directors and officers, including proceedings under the Securities Act of 1933, as amended (the "1933 Act"), or the 1934 Act.

         Section 29 of the Registrant's Bylaws requires the Registrant to indemnify all directors and officers to the fullest extent permitted by California law and also provides for the advancement of expenses to officers and directors in connection with their defense of civil or criminal proceedings upon the written undertaking of the director or officer to repay the advance in the event it is ultimately determined that such individual is not entitled to indemnification under the California General Corporation Law.

         In addition, the Registrant has entered into supplemental indemnification agreements with its directors which broaden the scope of indemnity beyond that expressly provided by the Bylaws and the California General Corporation Law. These supplemental contracts are permissible under California General Corporation Law and have been approved by the Registrant's shareholders. The agreements provide the directors with indemnification to the fullest possible extent permitted by law against all expenses (including attorney fees), judgments, fines and settlement amounts incurred or paid by them in any action or proceeding (including any action by or in the right of the Registrant) by reason of their service either as a director, officer, employee or agent of the Registrant or, at the Registrant's request, as a director, officer, agent or employee of another company, partnership, joint venture, trust or other enterprise. However, no indemnity will be provided to any director with respect to conduct which is adjudged to be knowingly fraudulent, deliberately dishonest or to constitute willful misconduct.

         At present, there is no pending litigation or proceeding involving a director, officer, employee or other agent of the Registrant in which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in a claim for indemnification by any director, officer, employee or other agent of the Registrant.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS


Exhibit No.       Description
----------        -----------
     4.1          Articles of Incorporation of the Registrant, as amended
                  (incorporated by reference to Exhibit 3.1 to Form 10-K for the fiscal year ended March 27, 1999).

     4.2          Amended and Restated Bylaws of Registrant, as amended
                  (incorporated by reference to Exhibit 3.2 to Form 10-K for the fiscal year ended March 28, 1998).

     4.3          Rights Agreement dated as November 6, 1998 between the
                  Registrant and ChaseMellon Shareholder Services, LLC
                  (incorporated by reference to Exhibit 4.1 to the Registrant's
                  Current Report on Form 8-K dated November 9, 1998).

     5.1 Opinion of Gibson, Dunn & Crutcher, LLP regarding the legality of the Common Stock covered by this Registration
                  Statement.

     23.1         Consent of Gibson, Dunn & Crutcher, LLP (included in
                  Exhibit 5.1)

     23.2         Consent of KPMG LLP, independent auditors.

     24           Power of Attorney (contained on signature page hereto).

     99.1         Giga-tronics Incorporated 2000 Stock Option Plan.

ITEM 9.  UNDERTAKING

         (a)      The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by a final adjudication of such issue.

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, State of California, on this 31st day of August, 2000.

                                       GIGA-TRONICS INCORPORATED

                                       By: /s/ George H. Bruns, Jr.
                                          --------------------------------------
                                           George H. Bruns, Jr.
                                           Chairman and Chief Executive Officer
                                             and Director


                                POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS

         Each person whose signature appears below constitutes and appoints GEORGE H. BRUNS, JR. and MARK H. COSMEZ, II his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    NAME AND SIGNATURE                               TITLE                                   DATE
    ------------------                               -----                                   ----
/s/ George H. Bruns, Jr.                    Chairman of the Board, Chief                August 31, 2000
------------------------------------
George H. Bruns, Jr.                        Executive Officer, and Director


/s/ Mark H. Cosmez, II                      Chief Financial Officer, Vice               August 31, 2000
------------------------------------
Mark H. Cosmez, II                          President, Finance and Secretary

/s/ James A. Cole                           Director                                    August 31, 2000
------------------------------------
James A. Cole

/s/ William E. Wilson                       Director                                    August 31, 2000
------------------------------------
William E. Wilson

/s/ Robert C. Wilson                        Director                                    August 31, 2000
------------------------------------
Robert C. Wilson

                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------
     4.1          Articles of Incorporation of the Registrant, as amended
                  (incorporated by reference to Exhibit 3.1 to Form 10-K for the fiscal year ended March 27, 1999).

     4.2          Amended and Restated Bylaws of Registrant, as amended
                  (incorporated by reference to Exhibit 3.2 to Form 10-K for the fiscal year ended March 28, 1998).

     4.3          Rights Agreement dated as November 6, 1998 between the
                  Registrant and ChaseMellon Shareholder Services, LLC
                  (incorporated by reference to Exhibit 4.1 to the Registrant's
                  Current Report on Form 8-K dated November 9, 1998).

     5.1 Opinion of Gibson, Dunn & Crutcher, LLP regarding the legality of the Common Stock covered by this Registration
                  Statement.

     23.1         Consent of Gibson, Dunn & Crutcher, LLP (included in
                  Exhibit 5.1)

     23.2         Consent of KPMG LLP, independent auditors.

     24           Power of Attorney (contained on signature page hereto).

     99.1         Giga-tronics Incorporated 2000 Stock Option Plan